UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 11, 2006

THE CHUBB CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

New Jersey	1-8661	13-2595722
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

15 Mountain View Road, P.O. Box 1615, Warren, New Jersey		07061-1615
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (908) 903-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On May 11, 2006, The Chubb Corporation (the “Company”) entered into a Remarketing Agreement with Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as remarketing agents and JPMorgan Trust Company, N.A., not individually but solely as Purchase Contract Agent, in connection with the anticipated remarketing of the Company’s 2.25% Senior Notes due August 16, 2008, originally issued as part of the 7.00% Equity Units issued by the Company in June 2003. A copy of the Remarketing Agreement has been filed as Exhibit 1.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The exhibits listed below relate to the Registration Statement (No. 333-104310) on Form S-3 of the Company and certain of its subsidiaries and are being filed herewith solely for incorporation by reference in such Registration Statement.

Exhibit Number	Description
1.1	Remarketing Agreement, dated May 11, 2006.
12.1	Computation of Ratio of Consolidated Earnings to Fixed Charges.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 12, 2006

THE CHUBB CORPORATION

By:	/s/ W. Andrew Macan
	Name:	W. Andrew Macan
	Title:	Vice President and Secretary

EXHIBIT INDEX

Exhibit Number	Description
1.1	Remarketing Agreement, dated May 11, 2006.
12.1	Computation of Ratio of Consolidated Earnings to Fixed Charges.